Exhibit 99.1

Financial Report

Industrial Adhesives financial report

Combined balance sheet	2

Combined income statement	3

Combined comprehensive income statement	4

Combined statement of changes in equity	5

Combined cash flow statement	6

Notes – accounting principles	7

Notes	15

Industrial Adhesives companies	36

Report of the auditor	37

Combined balance sheet

		31.12.2010	31.12.2009	01.01.2009
Combined Balance Sheet
CHF m	Note

Assets
Non-current assets		220.5	249.6	258.6
Property, plant and equipment	15	85.9	101.3	105.9
Intangible assets	16	111.5	123.1	125.5
Deferred tax assets	14	22.8	24.7	26.6
Non-current financial assets		0.3	0.5	0.6
Current assets		159.3	164.7	166.9
Inventories	17	60.4	53.5	54.0
Trade receivables	18	70.5	72.6	79.7
Other receivables		3.2	9.8	4.6
Prepaid expenses and deferred charges		2.3	3.0	2.8
Marketable securities		-	0.1	0.0
Cash and cash equivalents	19	22.9	25.7	25.8
Total assets		379.8	414.3	425.5

Equity and liabilities
Equity		87.7	114.2	118.1
Share Capital	21	22.2	22.2	22.2
Reserves and retained earnings		65.5	92.0	95.9
Non-current liabilities		200.8	201.2	221.8
Non-current financial debt	22	158.1	154.3	172.3
Employee benefit obligations	23	11.1	13.6	14.9
Non-current provisions	24	4.6	4.0	4.2
Deferred tax liabilities	14	27.0	29.3	30.4
Current liabilities		91.3	98.9	85.6
Trade payables	25	48.5	46.1	47.1
Current provisions	24	0.2	0.2	0.1
Accrued expenses	26	23.1	21.7	17.4
Current financial debt	27	7.6	17.8	7.3
Current tax liabilities		1.1	2.3	0.7
Other current liabilities	28	10.8	10.8	13.0
Total liabilities		292.1	300.1	307.4
Total equity and liabilities		379.8	414.3	425.5

The accompanying notes are an integral part of the combined financial statements.

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Combined income statement

		2010	2009
Combined Income Statement
CHF m	Note

Net sales		503.0	478.7
Cost of goods sold		-415.5	-384.4
Gross profit		87.5	94.3
Development costs	6	-9.7	-10.1
Marketing and distribution costs		-37.4	-37.8
Administrative costs	7	-14.6	-15.4
Other operating expenses	8	-7.7	-10.2
Other operating profit	9	3.6	1.6
Operating profit		21.7	22.4
Headquarter and trademark fees	11	-7.6	-10.8
Financial income	12	0.2	1.0
Financial expenses	13	-8.5	-5.4
Group profit before taxes		5.8	7.2
Income taxes	14	-3.8	-4.7
Group profit for the year		2.0	2.5

The accompanying notes are an integral part of the combined financial statements.

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Combined comprehensive income statement

	2010	2009
Combined Comprehensive Income Statement
CHF m

Group profit for the year	2.0	2.5
Components of other comprehensive income:
Translation differences	-14.3	1.1
Actuarial loss on pension liabilities	0.0	-1.1
Other comprehensive income for the year	-14.3	0.0
Total comprehensive income	-12.3	2.5

The items reported in ‘Other comprehensive income for the year’ are presented net of tax and include the income tax effects that are explained in note 14 ‘Income taxes’.

The accompanying notes are an integral part of the combined financial statements.

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Combined statement of changes in equity

2010 CHF m	Share capital	Retained Earnings	Revaluation reserve	Translation differences	Total
January 1, 2010	22.2	78.9	17.3	-4.2	114.2
Group profit		2.0			2.0
Other comprehensive income		0.0		-14.3	-14.3
Total comprehensive income	0.0	2.0	0.0	-14.3	-12.3
Change in revaluation reserve			-0.3		-0.3
Dividend payment		-13.9			-13.9
December 31, 2010	22.2	67.0	17.0	-18.5	87.7

2009 CHF m	Share capital	Retained Earnings	Revaluation reserve	Translation differences	Total
January 1, 2009	22.2	84.4	16.8	-5.3	118.1
Group profit		2.5			2.5
Other comprehensive income		-1.1		1.1	0.0
Total comprehensive income	0.0	1.4	0.0	1.1	2.5
Change in revaluation reserve			0.5		0.5
Capital decrease		-0.4			-0.4
Dividend payment		-6.5			-6.5
December 31, 2009	22.2	78.9	17.3	-4.2	114.2

The accompanying notes are an integral part of the consolidated financial statements.

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Combined cash flow statement

	2010	2009
Combined Cash Flow Statement
CHF m
Cash flow from operating activities
Group profit for the year	2.0	2.5
Tax expense	3.8	4.7
Group profit before taxes	5.8	7.2
Net financial expenses	8.3	4.4
Headquarter and trademark fees	7.6	10.8
Depreciation on property, plant and equipment	9.8	10.1
Amortization on intangible assets	0.2	0.5
Profit from disposal of non-current assets	-0.6	0.0
Income tax paid	-0.8	-0.1
Increase/decrease(-) in provisions and employee benefit obligations	0.6	-2.7
Increase(-)/decrease in operating working capital	-4.6	1.9
Net cash flow from operating activities	26.3	32.1

Cash flow from investing activities
Purchase of non-current assets	-9.2	-7.8
Proceeds from the disposal of non-current assets	2.6	1.1
Decrease in loans receivable	0.2	0.1
Other investing activities	0.2	0.9
Net cash flow from investing activities	-6.2	-5.7

Cash flow from financing activities
Increase/decrease (-) in current financial debt	-8.2	10.7
Increase/decrease (-) in non-current financial debt	18.1	-14.5
Interest paid	-8.4	-5.6
Interest received	0.0	0.1
Dividend payments	-13.9	-6.5
Headquarter and trademark fees	-7.6	-10.8
Net cash flow from financing activities	-20.0	-26.6

Change in cash and cash equivalents
Increase/decrease (-) in cash and cash equivalents	0.1	-0.2
Translation differences on cash and cash equivalents	-2.9	0.1
Total cash and cash equivalents at beginning of year	25.7	25.8
Total cash and cash equivalents at year-end	22.9	25.7

The accompanying notes are an integral part of the consolidated financial statements.

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Notes – accounting principles

1 General information

The Combined Financial Statements (“Financial Statements”) of Forbo Industrial Adhesives (“IA”) have been prepared for the purpose of a potential sale of IA. The Financial Statements aggregate the accounts of all IA companies (“IA companies” or “the Group”) listed in the section “Industrial Adhesives companies” (page 36). These IA companies, which would be part of a potential sale, operate under common IA management. There were no changes in scope for the aggregation in the years presented.

IA develops, manufactures and distributes adhesives for industrial applications as well as synthetic polymers and is part of the Forbo Bonding Systems operating segment.

2 Summary of significant accounting policies

The principal accounting policies applied in the preparation of these combined financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

Basis of preparation

The Financial Statements have been prepared as a carve-out from the accounting records of the audited consolidated financial statements of Forbo Holding Ltd. The accounting policies applied are therefore in line with the accounting policies set out in the 31 December 2010 Forbo Holding Ltd. published annual report.

The Financial Statements have been prepared in accordance with the International Financial Reporting Standards (IFRS). They were drawn up on the basis of the audited financial statements of the IA companies prepared according to uniform corporate accounting policies. The reporting date for all IA companies is December 31.

These are the first combined financial statements prepared in accordance with International Financial Reporting Standards (IFRS) of IA. The accounting policies set out in this note have been consistently applied in preparing the financial statements for the year ended 31 December 2010 and the comparative information presented in these financial statements for the year ended 31 December 2009. IA’s date of transition is 1 January 2009. Since IA’s financial statements are based on a carve-out from the accounting records of the audited consolidated financial statements of Forbo Holding AG, IA has not previously prepared any financial statements and therefore no reconciliations to explain the transition from previous GAAP to IFRSs can be provided. The accounting policies applied are in line with the accounting policies set out in the 31 December 2010 Forbo Holding AG annual report. IA did not make use of any IFRS 1 exemptions and exceptions. The financial statements are presented, as if they always had been prepared in accordance with IFRS.

The financial statements have been prepared in accordance with the principle of historical purchase and production costs with the exception of land and building which are measured at fair value. The preparation of the combined financial statements requires management to make estimates and assumptions that can affect reported revenues, expenses, assets, liabilities and contingent assets and liabilities at the date of the financial statements. If the estimates and assumptions made by management at the date of the financial statements to the best of its knowledge differ from the actual circumstances, the original estimates and assumptions will be adjusted in the reporting year in which the circumstances have changed. The comparable data were, where necessary, restated and supplemented and the presentation adjusted.

Scope and principles of the combined financial statements

The Financial Statements have been prepared as a carve-out from the accounting records of the audited consolidated financial statements of Forbo Holding Ltd.

All IA intercompany transactions, balances and unrealized gains and losses have been eliminated.

Transactions and balances with Forbo Holding Ltd. as ultimate parent and its subsidiaries are included in these Financial Statements and disclosed as transactions with related parties.

The equities of IA companies that are controlled by other than Industrial Adhesives Forbo group companies have not been eliminated.

The purchase method of accounting has been used to account for the acquisition of IA subsidiaries controlled by other IA companies. The value of the transferred consideration in a business combination is recognized at the fair value on the acquisition date. The consideration includes cash payments and the fair value of the assets transferred, liabilities incurred or assumed, and equity instruments issued by the

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acquirer on the transaction date. Liabilities dependent on future events which are based on agreements on contingent considerations are accounted for at their fair value in the accounting treatment of the acquisition. Directly distributable acquisition costs are reported in the income statement in the period in which they are incurred. At the acquisition date, the acquirer recognizes the acquired identifiable assets, liabilities, and any non-controlling interest in the acquiree. The acquired identifiable assets and liabilities assumed are recognized at their fair value. Provided the acquirer does not acquire a 100% share in the acquiree, the non-controlling interest is recognized as the proportionate share of the fair value of the net assets acquired. Goodwill is the excess of the cost of the business combination over the acquirer’s interest in the fair value of the acquired net assets. If the accounting for a business combination can be determined only provisionally by the end of the period in which the combination is effected, provisional values are used. During the measurement period, the provisional values are adjusted retroactively. Further assets and liabilities can be recognized in order to include new information about facts and circumstances at the acquisition date which would have influenced the measurement of the amounts recognized had they been known at the time. The measurement period does not last more than twelve months from the date of acquisition. Goodwill is not amortized but is tested for impairment after each reporting date.

Foreign currency translation

The individual companies generally prepare their financial statements in the local currency. The local currency (functional currency) as a rule corresponds to the currency of the primary economic environment in which the company operates. Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of transactions or the dates of valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement. Translation differences on non-monetary financial assets and liabilities whose changes in fair value are recognized in income are reported in the income statement. However, translation differences on non-monetary financial assets whose changes in fair value are recognized in the other comprehensive income statement are taken to reserves.

The financial statements are prepared in Swiss francs. Unless otherwise noted, all sums are stated in millions of Swiss francs (CHF m) and are generally rounded to one decimal place. The annual statements of foreign IA companies stated in foreign currencies are translated into Swiss francs as follows: assets and liabilities at year-end exchange rates; the income statement and cash flow statement at average exchange rates for the year. Currency translation differences arising from the different translation of balance sheets and income statements and from equity capital transactions are offset against combined equity and taken to the income statement in the event the company is divested.

On combination, exchange differences arising from the translation of net investment in independent foreign operations are recognized in other comprehensive income. When a foreign operation is disposed of, exchange differences that were recorded in the other comprehensive income are transferred to the income statement as part of the gain or loss on sale.

The following exchange rates have been applied for the most important currencies concerned:

	xxx,xxx,xxx	xxx,xxx,xxx	xxx,xxx,xxx	xxx,xxx,xxx	xxx,xxx,xxx
		Income statement (average exchange rates for the year)		Balance sheet (year-end exchange rates)
Currency		2010	2009	2010	2009
CHF

Euro zone	EUR	1.38	1.51	1.25	1.49

USA	USD	1.04	1.09	0.94	1.03

China	CNY	15.40	15.88	14.20	15.11

Great Britain	GBP	1.61	1.70	1.46	1.66

Canada	CAD	1.01	0.95	0.94	0.98

Turkey	TRY	0.69	0.70	0.61	0.69

Maturities

Assets are designated current assets if they are realized or consumed in the IA’s ordinary business cycle within one year or are held for trading purposes. All other assets are assigned to non-current assets.

All obligations which IA intends to settle within the ordinary business cycle using operating cash flows or which are due within one year of the reporting date are assigned to current liabilities. All other obligations are assigned to non-current liabilities.

Net sales and revenue recognition

Sales revenue includes the fair value of the consideration received or to be received for the sale of goods and services as part of ordinary business activity. Sales revenue is reported net of sales tax, returns, discounts and rebates, as well as after elimination of intra-IA sales.

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IA recognizes sales revenue when the amount of the revenue can be reliably determined and when it is sufficiently likely that the company concerned will derive an economic benefit. The amount of the revenue can only be reliably determined once contingencies (where applicable) concerning the sale have been settled. IA makes estimates on the basis of historical data, taking into account features specific to the customers, transactions, and agreements. Appropriate provisions are made for expected warranty claims.

Research and development

All research costs are posted directly to the income statement in the period in which they are incurred. Development costs must be capitalized if all the recognition criteria have been met, the research phase can be clearly distinguished from the development phase and costs can be clearly allocated to individual project phases without any overlap. Development expenses that do not meet these criteria are taken to the income statement.

Income taxes

Income taxes constitute the total of current and deferred income taxes.

Current income taxes are determined on the basis of taxable profits and the applicable tax laws of the individual countries. They are recognized as an expense in the accounting period in which the profits are made. The profit on which taxes are to be paid differs from the profit or loss for the year in the income statement since it excludes expenses and revenues that will only be taxable or tax-deductible in subsequent years if at all. IA’s liability for current income taxes is calculated on the basis of the applicable tax rates.

Deferred tax liabilities are recognized for temporary differences between assets and liabilities in the balance sheet and the amounts as measured for tax purposes if they will result in taxable income in future. Deferred tax assets are reported for temporary differences that will result in deductible amounts in future periods and for tax effects from fiscally offsettable losses, but only insofar as it is likely that sufficient taxable profits will be available against which these differences can be offset. Deferred taxes are not reported if the temporary differences arise from the recognition of goodwill or from the initial recognition of other assets or liabilities which relate to events not affecting taxable income or the profit for the year.

Deferred tax assets and tax liabilities are measured at the tax rates that are expected to apply in the period in which the asset will be realized or the liability will be settled based on enacted rates. Current and deferred tax assets and liabilities are offset when they arise from the same tax reporting group, relate to the same tax authority, the legal right to offset exists, and they are intended to be settled net or realized simultaneously.

The carrying amount of the deferred tax assets is assessed each year on the reporting date and reduced if it is no longer likely that sufficient taxable profits will be available to realize the asset either wholly or in part.

Current and deferred income taxes are recognized as an income tax benefit or expense in the income statement, with the exception of items posted directly to equity. In this case, the corresponding tax effect is also to be recognized directly in equity.

Deferred income tax is recognized on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by IA and it is probable that the temporary difference will not reverse in the foreseeable future.

Property, plant, and equipment

Land and buildings are carried on the balance sheet at their revaluation amount, which corresponds to the fair value at the date of revaluation less accumulated depreciation and impairment losses. The revaluations are conducted regularly, at least every five years, by independent external valuers to ensure that the carrying amount does not differ materially from the carrying amounts determined on the basis of the fair value on the reporting date. All accumulated depreciation is offset against the gross carrying amounts of the assets on the revaluation date. The net amount is adjusted to the revalued amount. All other property, plant and equipment is reported at cost less accumulated depreciations and recognized impairments.

Subsequent costs, for instance for expansion or replacement investments, are recognized as part of the asset’s costs or as a separate asset only when it is probable that future economic benefits will accrue to IA as a result and when the cost of the item can be measured reliably. Expenses for repairs and maintenance which do not constitute a significant replacement investment are posted to the income statement as expenses in the year in which they are incurred.

Increases in the carrying amount arising on revaluation of land and buildings are credited to the revaluation reserve in equity. This does not apply if the revaluation reserve for the same assets has been reduced with an effect on income. In such a case, the increase is recognized as income in the amount of the previous decrease. Decreases that offset previous increases in the same asset are charged against the revaluation reserves directly in equity. All further decreases are posted to the income statement.

Land is not depreciated. Depreciation of other assets is calculated on the basis of their cost or their revalued amounts (with the exception of assets under construction) using the straight-line method over their estimated useful lives. The estimated useful life is usually 33 years for buildings used in operations and 5 to 10 years for plant and equipment. Other operating facilities are depreciated over three to ten years. Where components of larger systems have different useful lives, they are depreciated as separate items. Useful lives and residual values are reviewed annually at the reporting date, and any necessary changes are taken into account prospectively.

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If the carrying amount of an asset is greater than its estimated recoverable amount, it is written down immediately to the recoverable amount (see note 15 ‘Property, plant, and equipment’).

The profit or loss arising from the sale of property, plant or equipment is defined as the difference between the sale proceeds and the carrying amount of the asset and is recognized in income.

Intangible assets

Goodwill is the excess of the cost of the business combination over the acquirer’s interest in the fair value of the acquired net assets. Goodwill created on the acquisition of subsidiaries is included in ‘Intangible assets’. Goodwill is tested annually for impairment and carried at cost less accumulated impairment losses. Impairment losses on goodwill may not be reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity that is sold off.

For the purpose of impairment testing, goodwill is allocated to cash-generating units. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose.

Trademarks acquired in a business combination are recognized at fair value at the acquisition date. Trademarks carried in the balance sheet with an indefinite useful life are not subject to amortization but are tested for impairment at least annually. Any impairment is recognized as an expense in the income statement. Certain trademarks have a finite useful life and are carried at cost less accumulated amortization. Amortization is calculated using the straight-line method over a period of 20 years.

Acquired computer software licenses are capitalized on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortized over an estimated useful life of three years.

Development costs that can be directly attributed to the design and testing of individual software products controlled by IA generally do not meet the criteria for intangible assets on the balance sheet. These costs are recognized as an expense in the period in which they are incurred. Development costs previously recognized as an expense are not capitalized in a subsequent period.

Impairment of non-financial assets

Assets that have an indefinite useful life, for example goodwill and certain trademarks, are not subject to scheduled amortization. They are tested for impairment annually. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets other than goodwill that have suffered an impairment in the past are reviewed for possible reversal of the impairment at each reporting date.

Financial assets

CLASSIFICATION

Financial assets are classified in the following categories: financial assets at fair value through profit or loss, loans and receivables, and financial assets available-for-sale. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

(a) Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short term. Assets in this category are classified as ‘Other receivables’.

(b) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets except for maturities greater than twelve months after the end of the reporting period, in which case they are classified as non-current assets. Assets in this category are classified as ‘Trade receivables’, ‘Other receivables’ or ‘Cash and cash equivalents’.

(c) Financial assets available-for-sale

Available-for-sale financial assets are non-derivative financial assets that are either designated in this category or not classified in any of the other categories. Assets in this category are classified as ‘Marketable securities’ in the balance sheet.

RECOGNITION AND MEASUREMENT

Purchases and sales of financial assets are always recognized as soon as the company becomes a contractual party. In the case of regular purchases or sales (purchases or sales under a contract whose terms require delivery of the asset within the time frame generally established by regulation or convention in the market concerned), the settlement date is relevant for the initial recognition and derecognition. This is the day on which the asset is delivered to or by an IA company. Financial assets not classed as being at fair value through profit or loss are initially recognized at fair value plus transaction costs. Financial assets which are carried at fair value through profit or loss are initially recognized at fair value, and transaction costs are expensed in the income statement. Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and IA has transferred substantially all risks and rewards of ownership.

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Available-for-sale financial assets and assets in the category ‘Financial assets at fair value through profit or loss’ are carried at fair value after their initial recognition. Loans and receivables are carried at amortized cost using the effective interest method.

Gains or losses arising from financial assets in the category ‘Financial assets at fair value through profit or loss’ are presented in the income statement in the period in which they are incurred. Dividend income from financial assets classified as at fair value through profit or loss is recognized in the income statement when IA’s right to receive payments is established.

Changes in the fair value of monetary and non-monetary securities classified as available-for-sale are recognized in the comprehensive income statement with no effect on income. When securities classified as available-for-sale are sold or impaired, the accumulated fair value adjustments previously recognized in the comprehensive income statement are included in the income statement. Dividends on available-for-sale equity instruments are recognized in the income statement when IA’s right to receive payments is established. The fair value of listed shares is determined by the current stock market price.

IA assesses at the end of each reporting period whether there is objective evidence that a financial asset or a group of financial assets is impaired. In the case of equity investments classified as available-for-sale financial assets, a significant or prolonged decline in the fair value of the equity investments below their cost is also regarded as evidence that the equity investments are impaired. If any such evidence exists for available-for-sale financial assets, the cumulative loss – measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognized in profit or loss – is removed from equity and recognized in the separate consolidated income statement. Impairment losses on equity instruments recognized in the income statement are not reversed through profit or loss. Impairment testing of trade receivables is described in note 18 ‘Trade receivables’.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost includes direct material and, if applicable, other direct costs and related production overheads to the extent that they are incurred in bringing the inventories to their present location and condition. The net realizable value constitutes the estimated sales price less all estimated costs up to completion, as well as the costs of marketing, sales and distribution.

Inventories are measured at average cost. Adjustments are made for unsalable inventories and inventories with low turnover.

Trade receivables

Current trade receivables are stated at amortized cost, which generally corresponds to the nominal value. Allowances for risks are established based on the maturity structure and discernible solvency risks. In addition to individual allowances for specific known risks, allowances may also be made on the basis of statistically determined default risks.

Marketable securities

Marketable securities are available-for-sale financial assets. Initial recognition and subsequent measurement are described separately under ‘Financial assets’ on page 10 onwards.

Cash and cash equivalents

Cash and cash equivalents are stated at nominal value. They include cash on hand, postal and bank accounts, and fixed-term deposits with an original maturity of up to 90 days.

Equity

Shares are classified as share capital at their par value. Payments by shareholders over and above the par value are credited to reserves.

Dividends are debited to equity in the period in which the resolution on their distribution is adopted.

Current and non-current financial debt

Current and non-current financial debt consists mainly of cash pool financial liabilities and loans received from Forbo companies outside IA. It is stated at amortized cost (less transaction costs). Borrowing costs are recognized in the income statement, using the effective interest method.

Financial debt is assigned to current debt, unless IA has to settle the obligation 12 months after the balance sheet date at the earliest or IA enjoys an unlimited right to postpone payment of the debt by at least 12 months after the reporting date.

Employee pension plans

IA maintains various pension plans designed as defined contribution and defined benefit plans. These pension plans are established in accordance with the local conditions in each country. The plans are funded either by contributions to legally autonomous pension funds/insurance plans or by recognition of the pension plan liabilities in the financial statements of the respective companies.

For defined contribution plans, the costs incurred in the relevant period correspond to the agreed employer contributions.

For defined benefit plans, the pension liabilities are calculated annually by independent actuaries according to the projected unit credit method. The liabilities correspond to the present value of the expected future cash flows. The plan assets are stated at fair value. Current

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service costs incurred in the relevant period, less employee contributions, are stated as personnel expenses in the income statement. Past service costs resulting from changes in pension plans are recognized in the income statement on a straight-line basis over the remaining average period until an active employee acquires a vested pension right, or are immediately posted to the income statement if the employee has already retired. Profits resulting from pension plan reductions or compensations are immediately taken to the income statement.

Actuarial gains and losses are reported in the statement of comprehensive income under ‘Other comprehensive income for the year’, with due account being taken of deferred taxes.

Provisions

Provisions are recognized if IA has a current legal or constructive obligation as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate of the amount can be made. No provisions are made for future operating losses. The provision is the best estimate on the reporting date of the amount required to meet the current obligation, taking into account the risks and uncertainties underlying the obligation.

Trade payables

Trade payables are non-interest-bearing and are disclosed at nominal value.

3 Changes in accounting principles

The following new and revised standards and interpretations of the International Accounting Standards Board (IASB) and International Financial Reporting Interpretations Committee (IFRIC) of the IASB with a significant impact on the financial statements came into force during the year under review:

IFRS 3 (revised) Business Combinations – effective July 1, 2009, and derived supplements to IAS 27 Consolidated and Separate Financial Statements, IAS 28 Investments in Associates and IAS 31 Interests in Joint Ventures

The revised standard still stipulates that business combinations are to be accounted for using the purchase method, but with some significant changes. For example, all payments for the price of the acquiree are recognized at the acquisition-date fair value. For considerations carried as debt, changes resulting from events after the acquisition date are recognized in the income statement. An accounting policy choice is allowed on a transaction-by-transaction basis. The non-controlling (minority) interest may be measured either at fair value or as the proportionate share of the acquiree’s net assets. All acquisition-related costs are recognized as expenses. IA began applying IFRS 3 (revised) to all business combinations prospectively as of January 1, 2010.

The following new and revised standards and interpretations came into effect as of July 1, 2009, or January 1, 2010. These standards and interpretations have been applied provided they are relevant for IA’s business activities. The application of these standards, however, has no significant effect on IA’s disclosures, equity, profits or cash flows.

IFRS 2 (revised), Share-based Payments.

IFRIC 17 (new) Distributions of Non-Cash Assets to Owners.

IFRIC 18 (new) – Transfers of Assets from a Customer. ‘Improvements to IFRSs’, published in May 2008. The IASB published a collection of amendments to various IFRSs. All the amendments published were applied by the Group as of December 31, 2009, with the following exception: IFRS 5 Non-current Assets Held for Sale and Discontinued Operations. For the purposes of clarification: all assets and liabilities of a subsidiary are to be classified as held for sale if the subsidiary is classified as being held for sale. This is true even if the company retains part of the divested subsidiary without a controlling interest in it. The amendment was applied prospectively and had no impact on the assets, finances or revenues of IA.

Improvements to IFRSs, published in April 2009. The IASB published its second collection of amendments to various IFRSs, with the primary aim of eliminating inconsistencies and clarifying formulations. The collection prescribes transitional provisions for each amended IFRS.

4 Management assumptions and estimates

The application of the measurement and accounting principles requires that circumstances and estimates be assessed and assumptions be made with respect to the carrying amounts of assets and liabilities. The estimates and the underlying assumptions are based on past experience and other factors regarded as relevant, including expectations of future events that appear reasonable in the given circumstances. The actual results may, of course, deviate from the estimates and assumptions of management.

The following are the main areas in which a significant risk exists in the coming business year involving a significant adjustment of the carrying value of assets and liabilities.

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Impairment of non-financial assets

Along with the regular periodic review of goodwill and intangible assets with an infinite useful life, the carrying amounts of fixed and intangible assets with a useful finite life are also always reviewed if these amounts can no longer be realized due to changed circumstances or events. If such a situation occurs, the recoverable amount is determined based on expected future revenues. This corresponds to either the discounted expected values in use or the expected net sales price. If these are less than the current carrying amount, the value is impaired to the recalculated figure. This impairment is recognized as an expense in the income statement.

If the asset itself does not generate any independent cash flow, the impairment test must be performed for a cash-generating unit. As a rule, IA defines the cash-generating units on the basis of geographically cohesive markets, the technologies used or the sales generated by the brands concerned. Important assumptions in these calculations include growth rates, margins, estimates and management’s experience of the future development of net working capital, and discount rates. The actual cash flows may deviate significantly from the planned discounted future values. Likewise, the useful lives may be shortened or investment assets impaired in the event of a change in the use of buildings, machinery and facilities, change or abandonment of locations or lower-than-expected revenues over the medium term. Further information on this topic can be found in notes 15 ‘Property, plant and equipment’ and 16 ‘Intangible assets’.

Employee pension schemes

Various employee pension plans and schemes exist for employees at IA. In order to measure liabilities and costs, it is first of all necessary to determine whether a plan is a defined contribution or a defined benefit plan from an economic perspective. In the case of defined benefit plans, actuarial assumptions are made to estimate future developments. These include assumptions and estimates relating to the discount rate, the expected return on plan assets in individual countries and future wage trends. In their actuarial calculations for determining employee benefit obligations, the actuaries also use statistical information such as mortality tables and staff turnover rates. If these parameters change owing to a change in the economic situation or market conditions, the subsequent results may deviate considerably from the actuarial reports and calculations. These deviations may have a significant medium-term effect on expenses and revenues from the employee pension schemes and the comprehensive income. Further information on this topic can be found in note 23 ‘Employee benefit obligations’.

Provisions

In the conduct of ordinary business activities, a liability of uncertain timing and/or amount may arise. Provisions are determined using available information based on reasonably expected cash outflows. Depending on the outcome, claims against the Group may arise that may not be covered, or are covered only in part, by provisions or insurance benefits. Further information on this topic can be found in note 24 ‘Provisions’.

Income taxes

IA is obliged to pay income taxes in various countries. Certain key assumptions are necessary in order to determine income tax worldwide. There are business events which have an impact on taxation and the taxable profit. Hence, the amount of the final taxation cannot be determined definitively. The measurement of current tax liabilities is subject to the interpretation of tax regulations in the relevant countries. The adequacy of this interpretation is assessed by the tax authorities in the course of the final assessment or tax audits. This may result in material changes to tax expense. Where the definitive taxation of these business events deviates from the previous assumptions, this will have an impact on the actual and deferred taxes in the period in which the taxation is definitively determined. Furthermore, determining whether tax losses carried forward can be capitalized requires a critical estimate of the probability that they can be offset against future profits. This assessment depends on a number of different factors and developments. Further information on this topic can be found in note 14 ‘Income taxes’.

5 Standards approved but not yet applied

The following new and revised standards and interpretations had been published, though they had not become compulsory by the time the 2010 consolidated financial statements of Forbo Group (which served as a basis for these carve-out financial statements) were approved by the Board of Directors of Forbo Holding Ltd. Since their impact on the consolidated financial statements had not been systematically analyzed, the anticipated effects shown in the notes to the table below represented an initial estimate by management.

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Standards
Standard/Interpretation			Date effective	Planned application
IAS 24 (revised) – ‘Related Party Disclosures’	*		January 1, 2011	2011 business year
IAS 32 (revised) – ‘Financial Instruments: Presentation’	*		February 1, 2010	2011 business year
IFRS 9 (new) – ‘Financial Instruments’	*	*	January 1, 2013	2013 business year
IFRIC 14/IAS 19 (revised) – ‘The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction’	*	*	January 1, 2011	2011 business year
IFRIC 19 (new) – ‘Extinguishing Financial Liabilities with Equity Instruments’	*		July 1, 2010	2011 business year

*	No significant impact on the consolidated financial statements was expected.
**	The impact on the consolidated financial statements could not determined with sufficient certainty at that time.

Various adjustments of the standards had been published as part of the annual improvement project. Since they had only a minor influence on the financial statements, we had refrained from listing these changes in detail.

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Notes

6 Development costs

Development costs, which mainly comprise product development, amounted to CHF 9.7 million (2009: CHF 10.1 million).

7 Administrative costs

This item consists of the usual expenses related to administrative activities.

8 Other operating expenses

‘Other operating expenses’ primarily comprises divisional headquarter charges, IT service fee expenses and allowances for inventories and bad debts. The decrease versus the previous year is largely the result of lower allowances for bad debts.

9 Other operating profit

‘Other operating profit’ includes insurance payments received, profit from the sale of a property, IT service fee income and license fee income. The increase versus the previous year is largely the result of insurance payments received and profit from the sale of properties.

10 Personnel expenses

	$XXXXXXX	$XXXXXXX
	2010	2009

Personnel expenses

CHF Mio.

Salaries and wages	60.1	61.9

Social security contributions	15.6	15.5

Total personnel expenses	75.7	77.4

As at December 31, 2010, IA had 1,125 employees (2009: 1,119). The average headcount over the year was 1,127 (2009: 1,080).

11 Headquarter and trademark fees

IA companies are charged for the use of trademarks by a Swiss resident IP company. Furthermore, IA companies are charged for support services by the global headquarters, domiciled in Switzerland too. The charges follow the principles as stipulated in the OECD transfer pricing guidelines to comply with the arm’s length standard. IA-specific (divisional) headquarter charges are included in ‘Other operating expenses’.

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12 Financial income

	$XXXXXXX	$XXXXXXX
	2010	2009

Financial income

CHF m

Interest income1)	0.1	0.1

Other financial income	0.1	0.9

Total financial income	0.2	1.0

1) In particular interest income from cash and cash equivalents.

13 Financial expenses

	$XXXXXXX	$XXXXXXX
	2010	2009

Financial expenses

CHF m

Interest expenditure from financial liabilities valued at amortized cost - third party	0.2	0.2

Interest expenditure from financial liabilities valued at amortized cost - related party	8.2	5.3

Gains (–)/losses on financial assets at fair value through profit or loss	0.2	0.3

Translation gains (-) / losses on financial assets or liabilities at fair value through profit or loss	-0.2	-0.5

Other financial expenses	0.1	0.1

Total financial expenses	8.5	5.4

The average interest rate on interest bearing debt (non-current debt and current debt) in 2010 is 5.0% (2009: 3.1%)

14 Income taxes

	$XXXXXXX	$XXXXXXX
	2010	2009

Income Taxes

CHF m

Current income taxes	4.0	3.0

Deferred income taxes	-0.2	1.7

Total income taxes	3.8	4.7

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Analysis of tax expense

The following key elements explain the difference between the expected and the effective tax expense.

	XXXXXXXXX	XXXXXXXXX
	2010	2009

CHF m

Group profit before taxes	5.8	7.2

Tax expenses at the expected tax rate	-1.7	-2.3

Tax effects of:

Non-tax-deductible and tax-exempt income	0.2	-0.3

Tax losses and temporary differences for which no deferred tax assets have been recognized	-	0.6

Write-off of deferred tax assets	-1.2	-3.5

Utilization of tax losses not capitalized in previous years	0.7	1.0

Previous-year and other positions	-1.8	-0.2

Total income taxes	-3.8	-4.7

Since IA operates in various countries with different tax laws and rates, the annual expected and effective tax expense depends on the origin of the revenues or losses in each country. The expected tax expense is the sum of the expected individual tax income/expense of all foreign IA companies. The expected individual tax income/expense in a country is calculated by multiplying the individual profit/loss by the tax rate applicable in the country concerned. The expected tax rate in 2010 was 28.6% (2009: 31.7%).

Tax loss carry forwards not capitalized and capitalized as deferred income tax assets, broken down by maturity:

	XXXXXX	XXXXXX	XXXXXX
2010	Not capitalized	Capitalized	Total

CHF m

Expiry after:

1 year	-	-	-

2 years	-	-	-

3 years	-	0.1	0.1

4 years	1.1	1.5	2.6

5 years	-	-	-

More than 5 years	18.9	32.7	51.6

Total tax loss carry forwards	20.0	34.3	54.3

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2009	Not capitalized	Capitalized	Total

CHF m

Expiry after:

1 year	-	1.3	1.3

2 years	-	-	-

3 years	-	-	-

4 years	-	0.2	0.2

5 years	1.3	1.8	3.1

More than 5 years	17.5	35.4	52.9

Total tax loss carry forwards	18.8	38.7	57.5

In 2010, approx. CHF 1.1 million of unused tax losses expired. Further reductions are caused by Fx-effects (losses reported in local currency and translated into CHF).

Deferred income tax assets and liabilities are offset when they relate to the same tax jurisdiction, provided that the legal right to offset exists, and they are intended either to be settled net or to be realized simultaneously. The following amounts are shown in the balance sheet:

	31.12.2010	31.12.2009

CHF m

Deferred tax assets	22.8	24.7

Deferred tax liabilities	-27.0	-29.3
Deferred tax liabilities, net	-4.2	-4.6

Deferred tax assets and liabilities, tax credits, and tax charges from deferred taxes:

		Property, plant		Loss carry
Deferred tax assets	Inventories	and equipment	Provisions	forwards	Other	Total

CHF m

As at December 31, 2009	0.6	7.1	0.8	14.1	2.1	24.7

Decrease (-)/increase in deferred tax assets	-	-0.2	-	-1.5	-0.2	-1.9
As at December 31, 2010	0.6	6.9	0.8	12.6	1.9	22.8

		Property, plant		Loss carry
Deferred tax assets	Inventories	and equipment	Provisions	forwards	Other	Total

CHF m

As at December 31, 2009	-	-15.6	-	-	-13.7	-29.3

Decrease/increase (-) in deferred tax liabilities	-	2.1	-	-	0.2	2.3

As at December 31, 2010	-	-13.5	-	-	-13.5	-27.0

Deferred tax assets/liabilities (-), net as at December 31, 2009	0.6	-8.5	0.8	14.1	-11.6	-4.6

Deferred tax assets/liabilities (-), net as at December 31, 2010	0.6	-6.6	0.8	12.6	-11.6	-4.2

Decrease in deferred tax liabilities, net						0.4

Of which recognized in other comprehensive income						0.2

Of which recognized in the income statement						0.2

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Tax expense and income recognized directly in the comprehensive income statement:

	2010			2009
	Before tax	Tax expense (-)/income	After tax	Before tax	Tax expense (-)/income	After tax

CHF m

Actuarial losses on pension obligations	-0.1	0.1	-	-0.9	-0.2	-1.1

Translation differences	-14.4	0.1	-14.3	1.1	-	1.1
Other comprehensive income	-14.5	0.2	-14.3	0.2	-0.2	-

15 Property, plant and equipment

Cost on acquisition or valuation
			Other property,
	Land and	Machinery and	plant and	Assets under
CHF m	buildings	equipment	equipment	construction	Total

As at December 31, 2008	126.2	129.6	19.9	3.3	279.0

Additions	2.9	1.4	0.6	2.8	7.7

Disposals	-1.7	-0.6	-0.2	-	-2.5

Transfers	0.4	2.1	0.1	-2.6	-

Translation differences	-1.2	-2.1	-0.3	-0.1	-3.7

As at December 31, 2009	126.6	130.4	20.1	3.4	280.5

Additions	1.1	2.0	0.9	5.2	9.2

Disposals	-8.1	-	-0.3	-0.8	-9.2

Transfers	0.3	2.9	0.2	-3.4	-

Translation differences	-15.7	-14.5	-2.5	-0.6	-33.3

As at December 31, 2010	104.2	120.8	18.4	3.8	247.2

Accumulated amortization and impairments
			Other property,
CHF m	Land and buildings	Machinery and equipment	plant and equipment	Assets under construction	Total

As at December 31, 2008	-57.2	-99.0	-16.8	-	-173.0

Amortization	-3.1	-6.0	-1.0	-	-10.1

Disposals	0.7	0.4	0.2	-	1.3

Transfers	-	-	-	-	-

Translation differences	0.7	1.6	0.3	-	2.6

As at December 31, 2009	-58.9	-103.0	-17.3	-	-179.2

Amortization	-2.9	-6.0	-1.0	-	-9.9

Disposals	6.1	0.7	0.3	-	7.1

Transfers	-	-	-	-	-

Translation differences	7.2	11.4	2.1	-	20.7

As at December 31, 2010	-48.5	-96.9	-15.9	-	-161.3

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	XXXXXXXX	XXXXXXXX	XXXXXXXX	XXXXXXXX	XXXXXXXX

Net book value

As at December 31, 2009	67.7	27.5	2.7	3.4	101.3

As at December 31, 2010	55.7	23.9	2.5	3.8	85.9

Land and buildings are valued in the balance sheet as at the revaluation date at fair value less accumulated depreciation and impairments. Land and buildings were revalued by independent experts on July 1, 2008. The methods used for the revaluation in 2008 were fair value, capitalized value and cost-oriented valuation. In applying the capitalized value method, the fair value was determined using the discounted cash flow (DCF) method. In the cost-oriented valuation, the fair value was ascertained by means of the depreciated replacement cost method. The increase in net value was recognized in the revaluation reserve in equity, taking into account deferred taxes.

If land and buildings were carried at amortized cost on acquisition or manufacturing cost, the figures would be as follows:

	XXXXXXX	XXXXXXX
	2010	2009

CHF m

Cost on acquisition/manufacturing cost	84.1	102.6

Cumulative depreciation	-44.6	-55.0

Net book value	39.5	47.6

Property, plant and equipment do not include any leased assets.

The sum insured for property damage for buildings, machinery, equipment, and inventories came to CHF 261 million (2009: CHF 268 million).

Maintenance and repair costs amounted to CHF 6.0 million (2009: CHF 6.2 million). Depreciation totaling CHF 11.2 million (2009: CHF 11.5 million) has been posted under ‘Cost of goods sold’, ‘Development costs’, ‘Marketing and distribution costs’ and ‘Administrative costs’.

16 Intangible assets

	XXXXXXX	XXXXXXX	XXXXXXX	XXXXXXX
Cost on acquisition
			Other
CHF m	Goodwill	Trademarks	intangibles	Total

As at December 31, 2008	121.8	25.1	7.7	154.6

Additions			0.1	0.1

Disposals			-1.1	-1.1

Transfers

Translation differences	-2.0		-0.1	-2.1

As at December 31, 2009	119.8	25.1	6.6	151.5

Additions

Disposals

Transfers

Translation differences	-11.6		-0.9	-12.5

As at December 31, 2010	108.2	25.1	5.7	139.0

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	XXXXXXX	XXXXXXX	XXXXXXX	XXXXXXX
Accumulated amortization and impairments
CHF m	Goodwill	Trademarks	Other intangibles	Total

As at December 31, 2008	-19.3	-3.5	-6.4	-29.2

Amortization			-0.4	-0.4

Disposals			1.1	1.1

Transfers

Translation differences			0.1	0.1

As at December 31, 2009	-19.3	-3.5	-5.6	-28.4

Amortization			-0.1	-0.1

Disposals

Transfers

Translation differences	0.1		0.9	1.0

As at December 31, 2010	-19.2	-3.5	-4.8	-27.5

Net book value

As at December 31, 2009	100.5	21.6	1.0	123.1

As at December 31, 2010	89.0	21.6	0.9	111.5

Intangible assets with an indefinite useful life (goodwill and trademarks) are subject to an annual impairment test at cash-generating unit level. The test is carried out using a standardized method with discounted cash flow to calculate the value in use. The cash flows for the first 5 years are estimated by management. Growth is usually forecasted at 1% for future years. The discount rate corresponds to the total weighted cost of capital before taxes including an average risk charge estimated by the management which lies between 8.5% and 12.6%.

Goodwill as at December 31, 2010, mainly comprised goodwill from the Swift acquisition in 2002. As at December 31, 2010, the item trademarks mainly refers to the trademarks obtained through the acquisitions of Swift.

The impairment test of goodwill and trademarks from the Swift acquisition in 2002 yielded a value in use that was higher than the book value. The cash generating units underlying the impairment test were the companies acquired. The discount rate applied in the impairment test was 8.5%. The intangible assets were also subject to impairment testing in the form of sensitivity analyses. Even with a higher discount rate and a more conservative growth rate, there would be no impairment of goodwill.

17 Inventories

	XXXXXXX	XXXXXXX
	31.12.2010	31.12.2009

Inventories

CHF m

Raw materials and supplies	29.9	23.2

Work in progress	0.4	0.5

Finished goods	34.0	33.1

Provisions for inventories	-3.9	-3.3

Total inventories	60.4	53.5

Provisions for inventories amount to CHF 3.9 million (2009: CHF 3.3 million). Expenses for inventories recognized in the reporting period come to CHF 320.8 million (2009: CHF 290.0 million).

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18 Trade receivables

	XXXXXXX	XXXXXXX
	31.12.2010	31.12.2009

Trade receivables

CHF m

Accounts receivable	73.2	75.6

Notes receivable	2.3	2.4

Allowance for doubtful trade receivables	-5.0	-5.4

Total trade receivables	70.5	72.6

Trade receivables after deduction of the allowance for doubtful trade receivables amounting to CHF 5.0 million (2009: CHF 5.4 million) come to CHF 70.5 million (2009: CHF 72.6 million).

As a rule, no default interest is charged for receivables past due. As at the reporting date, there was no indication that debtors would fail to meet their payment obligations in respect of trade receivables for which no allowance was made or which were past due. Allowances are made in the form of a specific valuation allowance for losses. A specific valuation allowance is required if the debtor is unable to pay, if the debt has been past due for more than 90 days or the debtor has given notice of payment difficulties. Valuation allowances take due account of default risks. In addition to the specific allowance, a portfolio allowance may be made. For this purpose, trade receivables with similar risk characteristics for which an additional allowance may be necessary are grouped together and reviewed. The decision as to whether to make a portfolio allowance in addition to a specific valuation allowance is determined by whether past loss experience indicates that an allowance could be required.

Trade receivables capitalized as at the balance sheet date:

	XXXXXXX	XXXXXXX
	31.12.2010	31.12.2009

CHF m

Total trade receivables, gross	75.5	78.0

Of which not due	61.5	60.9

Of which past due for:

Less than 30 days	6.4	8.4

Between 31 and 90 days	2.6	3.0

Between 91 and 180 days	0.5	0.6

Between 181 days and 1 year	3.2	3.8

Over 1 year	1.3	1.3

Allowance for doubtful trade receivables	-5.0	-5.4

Total trade receivables	70.5	72.6

As at December 31, 2010, CHF 7.5 million in trade receivables were past due but not the subject of a valuation allowance; an allowance was made and a reserve established for trade receivables totaling CHF 12.0 million.

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Gross value of trade receivables by currency:

	XXXXXXX	XXXXXXX
	31.12.2010	31.12.2009

CHF m

CHF	0.6	0.4

EUR	39.7	43.9

USD	17.5	16.1

CNY	7.1	6.5

GBP	3.5	3.0

CAD	3.1	4.0

Other	4.0	4.1

Total trade receivables, gross	75.5	78.0

Changes in valuation allowances for doubtful trade receivables during the reporting year:

	XXXXXXX	XXXXXXX
	2010	2009

CHF m

As at January 1	-5.4	-4.6

Additions	-0.9	-2.9

Release	0.4	0.2

Use	0.3	1.8

Translation differences	0.6	0.1

As at December 31	-5.0	-5.4

The creation and release of allowances for doubtful trade receivables are included in ‘Marketing and distribution costs’ in the income statement.

19 Cash and cash equivalents

	XXXXXXX	XXXXXXX
	31.12.2010	31.12.2009

Cash and cash equivalents

CHF m

Cash pool receivables - related party	6.0	4.9

Bank accounts	15.4	20.8

Short-term deposits with banks	1.5	-

Total cash and cash equivalents	22.9	25.7

The change in cash and cash equivalents can be found in the combined cash flow statement.

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20 Pledged or assigned assets

There were no significant pledged or assigned assets.

21 Share capital

The combined share capitals of IA stood at CHF 22.2 million on December 31, 2010 (2009: CHF 22.2 million) and consists of the share capitals of all IA companies that are controlled by other Forbo Group companies. These share capitals have different numbers of registered shares with different par values.

22 Non-current financial debt

	XXXXXXX	XXXXXXX
	31.12.2010	31.12.2009

Non-current financial debt

CHF m

Debt - related party	158.1	154.3

Total non-current financial debt	158.1	154.3

The debt related party refers to loans provided by Forbo Group companies. The loans are provided to IA on a long-term basis. The initial loan agreements have usually a maturity of 5 years and are automatically prolonged for another year if neither the borrower nor the lender is giving a termination notice.

23 Employee benefit obligations

The IA Group has established several pension plans based on the specific requirements in the countries in which it operates. The IA Group has both defined contribution and defined benefit plans. The liabilities and assets under the main defined benefit plans are assessed annually by independent actuaries using the projected unit credit method. The IA Group’s largest pension plans are in the UK, France and Germany.

Pension costs for defined benefit plans:

	XXXXXXX	XXXXXXX
	2010	2009

Actuarial net periodic pension costs

CHF m

Current service cost, net	0.5	0.5

Interest costs	1.7	2.0

Expected return on plan assets	-1.3	-1.0

Curtailments and settlements	-	-0.3

Total actauarial net periodic pension costs	0.9	1.2

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Changes in defined benefit obligations under the defined benefit plans:

	XXXXXXXX	XXXXXXXX
	2010	2009

CHF m

As at January 1	33.1	31.2

Current service cost, net	0.5	0.5

Employee contributions	0.0	0.1

Interest costs	1.7	2.0

Benefits paid	-2.1	-3.1

Actuarial losses	2.4	3.2

Curtailments and settlements	-	-1.9

Translation differences	-4.4	1.1

As at December 31	31.2	33.1

Changes in expected plan assets of the defined benefit plans at fair value:

	XXXXXXXX	XXXXXXXX
	2010	2009

CHF m

As at January 1	19.5	16.3

Expected return on plan assets	1.3	1.0

Employer contributions	1.5	3.7

Employee contributions	0.0	0.1

Actuarial gains	2.3	2.3

Benefits paid	-2.1	-3.1

Curtailments and settlements	-	-1.6

Translation differences	-2.4	0.8

As at December 31	20.1	19.5

The actual return on plan assets comes to CHF 3.6 million (2009: 3.3 million).

The present value of defined benefit pension liabilities and plan assets as at year-end:

	XXXXXX	XXXXXX
	31.12.2010	31.12.2009

CHF m

Present value of defined benefit liabilities	31.2	33.1

Fair value of plan assets	-20.1	-19.5

Net liabilities/assets (–)	11.1	13.6

Net assets not recognized in the balance sheet	-	-

Net liabilities/assets (–) recognized in the balance sheet	11.1	13.6

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Actuarial gains and losses linked to experience adjustments used to value the defined benefit plan assets and liabilities:

	XXXXXXX	XXXXXXX
	2010	2009

Experience adjustments

CHF m

Plan liabilities

Actuarial losses (–)/gains	-2.0	0.7

Percentage of plan liabilities	-6.0%	2.1%

Plan assets

Actuarial gains/losses (–)	2.3	2.3

Percentage of plan assets	11.7%	13.9%

Actuarial gains and losses are recognized in the balance sheet under ‘Pension liabilities’ and presented directly in the other comprehensive income.

Most of the pension plans are financed in full or in part via outsourced funds. Pension liabilities amounting to CHF 5.5 million (2009: CHF 6.5 million) of a total of CHF 31.2 million (2009: CHF 33.0 million) are not financed via a fund.

Changes in net liabilities of defined benefit plans recognized in the balance sheet:

	XXXXXXX	XXXXXXX
	2010	2009

CHF m

Net liabilities as at January 1	13.6	14.9

Total pension expenses included in personnel expenses	0.9	1.2

Employer contributions	-1.5	-3.7

Actuarial losses	0.1	1.0

Translation differences	-2.0	0.2

Net liabilities as at December 31	11.1	13.6

Actuarial gains and losses on defined benefit plans recognized in the comprehensive income statement:

	XXXXXXX	XXXXXXX
	2010	2009

Cumulative recognized gains and losses

CHF m

Actuarial losses as at January 1	-4.8	-3.5

Actuarial losses in the current period	-0.1	-1.0

Translation differences	1.0	-0.3

Total actuarial losses as at December 31	-3.9	-4.8

The actuarial loss in the year under review comprised a gain of CHF 4.3 million (2009: CHF 3.0 million) linked to past experience adjustments and a CHF 4.4 million (2009: CHF 3.9 million) loss caused by changes in assumptions.

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Principal actuarial assumptions used for accounting purposes for defined benefit plans (expressed as weighted averages):

	XXXXXXX	XXXXXXX
	2010	2009

%

Discount rate	5.1	5.5

Expected return on plan assets	6.7	6.4

Future salary increases	3.6	0.8

Inflation	2.7	2.9

The expected return on plan assets is derived from long-term government bonds in the respective currency zones.

Weighted average asset allocation of the defined benefit plan assets as at December 31:

	XXXXXXXX	XXXXXXXX
	2010	2009

%

Shares	70.0	74.0

Bonds	20.0	16.0

Real estate	10.0	9.0

Cash and other investments	-	1.0

Total plan assets as at December 31	100.0	100.0

Future contributions are estimated in the subsequent year based on the current year levels.

The cost of the contributions to defined contribution plans, which is included in personnel expenses, amounted to CHF 0.7 million (2009: CHF 0.9 million).

24 Provisions

	XXXX,XXXXX	XXXX,XXXXX	XXXX,XXXXX	XXXX,XXXXX	XXXX,XXXXX	XXXX,XXXXX
Provisions
CHF m	Warranty provisions	Provisions for legal claims	Personnel provisions	Other provisions	Total 2010	Total 2009

At January 1	0.3	2.1	0.2	1.6	4.2	4.3

Additions		1.0		0.9	1.9	1.1

Used during the year		-0.1		-0.1	-0.2	-1.1

Reversed during the year			-0.2	-0.5	-0.7	-0.1

Translation differences	-0.1	-0.1		-0.2	-0.4	-

As at December 31	0.2	2.9	-	1.7	4.8	4.2

Of which current provisions				0.2	0.2	0.2

Of which non-current provisions	0.2	2.9		1.5	4.6	4.0

Warranty provisions are linked to product sales and are based on past experience figures. Experience shows that cash outflows tend to be spread evenly over the warranty period of five to ten years. The provisions for legal claims relate mainly to product liability claims in which IA is involved in the course of its normal business. ‘Other provisions’ include amongst others, provisions for the legally mandatory profit participation plan in France.

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25 Trade payables

	XXXX,XXX	XXXX,XXX
	31.12.2010	31.12.2009

Trade payables

CHF m

Accounts payable	48.5	46.1

Notes payable	-	-

Total trade payables	48.5	46.1

26 Accrued expenses

	XXXX,XXX	XXXX,XXX
	31.12.2010	31.12.2009

Accrued expenses

CHF m

Accrued expenses for compensation and benefits to employees	8.6	9.0

Other accrued expenses	14.6	12.7

Total accrued expenses	23.1	21.7

Accrued expenses for compensation and employee benefits mainly comprise overtime accruals and provisions. Other accrued expenses include volume rebates, commissions, premiums, interest, and accrued warranty costs and similar items.

27 Current financial debt

	XXXX,XXX	XXXX,XXX
	31.12.2010	31.12.2009

Current financial debt

CHF m

Current bank loans and overdrafts	1.4	1.9

Current portion of non-current debt	-	-

Cash pool payables - related party	6.2	15.9

Total current financial debt	7.6	17.8

28 Other current liabilities

Other current liabilities mainly consist of headquarter and trademark fee payables to other Forbo Group companies. Please refer to note 33 ‘Related party transactions’ for further information.

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29 Contingent liabilities

	XXXX,	XXXX,
	31.12.2010	31.12.2009

CHF m

Contingent liabilities	0.1	0.0

The item ‘Contingent liabilities’ refers to sureties and guarantees in favor of third parties.

30 Leasing

	XXXX,XXXX	XXXX,XXXX
	2010	2009

Leasing

CHF m

Operating leasing liabilities:

Up to 1 year	1.4	1.8

2 – 5 years	1.2	2.1

More than 5 years	0.5	0.0

Total operating leasing liabilities:	3.1	3.9

Expenses for operating leasing and rentals totaled CHF 5.5 million (2009: CHF 6.2 million). IA has no significant operating leasing contracts.

IA did not have any Finance lease liabilities at year-end 2010, neither at year-end 2009.

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31 Additional information on financial instruments

The financial instruments held at the accounting date fall into the following categories:

	XXXXXXX	XXXXXXX	XXXXXXX	XXXXXXX
As at December 31, 2010	Cash and cash equivalents	Loans and receivables	Derivatives used for hedging	Financial assets available-for- sale

CHF m

Assets

Trade receivables and other receivables	0.0	73.7	0.0	0.0

Other financial assets	0.0	0.3	0.0	0.0

Cash and cash equivalents	22.9	0.0	0.0	0.0

Total assets	22.9	74.0	0.0	0.0

	$x,xx,xxx	$x,xx,xxx	$x,xx,xxx
As at December 31, 2010	Financial liabilities at amortized costs	Derivatives used for hedging	Financial instruments held for trading

CHF m
Liabilities
Interest-bearing debt	165.7	0.0	0.0

Trade payables and other payables1)	57.4	0.0	0.0

Total liabilities	223.1	0.0	0.0

	$x,xx,xxx	$x,xx,xxx	$x,xx,xxx	$x,xx,xxx
As at December 31, 2009	Cash and cash equivalents	Loans and receivables	Derivatives used for hedging	Financial assets available-for- sale

CHF m
Assets
Trade receivables and other receivables	0.0	82.4	0.0	0.0

Other financial assets	0.0	0.5	0.0	0.0

Cash and cash equivalents	25.7	0.0	0.0	0.0

Marketable securities	0.0	0.0	0.0	0.1

Total assets	25.7	82.9	0.0	0.1

	$x,xx,xxx	$x,xx,xxx	$x,xx,xxx
As at December 31, 2009	Financial liabilities at amortized costs	Derivatives used for hedging	Financial instruments held for trading

CHF m
Liabilities
Interest-bearing debt	172.1	0.0	0.0

Trade payables and other payables1)	55.0	0.0	0.0

Total liabilities	227.1	0.0	0.0

1) Excluding sales tax

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32 Acquisition of subsidiaries

IA did not acquire any subsidiaries in the years under review.

33 Related party transactions

IA companies are owned by different companies that are all part of Forbo Group. IA’s ultimate controlling party is Forbo Holding Ltd., which directly or indirectly owns 100% of the shares of the IA companies.

The following transactions were carried out with other Forbo Group companies:

	XXXX,XX	XXXX,XX
	2010	2009

Related party transactions included in the income statement
CHF m
Net Sales	4.5	4.6

Other operating expenses	-5.8	-5.9

Other operating profit	0.4	0.4

Headquarter and trademark fees	-7.6	-10.8

Financial income	0.1	0.9

Financial expenses	-8.2	-5.3

The goods were sold to other Forbo Group companies at market conditions.

Other operating expenses mainly include Divisional Headquarter fees and IT fee expenses.

For further information relating to Headquarter and trademark fees, please refer to note 11 ‘Headquarter and trademark fees’.

Financial expenses consist of interest expenses arising from loans received from other Forbo Group companies. For further information, please refer to note 22 ‘Non-current financial debt’.

The following year-end balances arose from the transactions with other Forbo Group companies:

	XXXX,XXXX	XXXX,XXXX
	2010	2009

Year-end balances with related parties

Non-current financial assets	0.2	0.4

Trade receivables	0.4	0.2

Other receivables	0.6	7.6

Non-current financial debt	158.1	154.3

Trade payables	0.1	0.1

Accrued expenses	0.8	-

Other current payables	6.7	7.2

Furthermore, cash pool receivables from other Forbo Group companies of CHF 6.0 million (2009: CHF 4.9 million) are included in Cash and cash equivalents and cash pool payables to other Forbo Group companies of CHF 6.1 million (2009: CHF 15.9 million) are included in Current financial debt.

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34 Risk assessment and financial risk management

Financial risk management of IA is a task the Board of Directors of Forbo Holding Ltd. is responsible for, since IA forms part of Forbo Group. The tasks of the Board of Directors include identifying risks, determining suitable measures, and implementing those measures or having them implemented. The Board of Directors of Forbo Holding Ltd conducted a risk assessment in the year under review and also determined which risks were be managed by particular management levels. The Board of Directors is closely involved in the assessment of strategic risks and, in consultation with the Executive Board, ensures that operational risks are dealt with appropriately and duly reported. This approach gives the Board a complete overview of the key risks and measures. This broad overview enables IA to set priorities and allocate the necessary resources.

Financial risk management

The various risks associated with existing assets and liabilities as well as planned and anticipated transactions are monitored and managed centrally. IA is mainly naturally hedged and therefore IA has not used any derivative or non-derivative financial instruments for the years under review.

Risks associated with the translation of assets and liabilities denominated in foreign currencies (translation risks) are managed by establishing an appropriate financing policy.

The following table shows the sensitivity of profit before tax and of shareholders’ equity to changes in the exchange rate of the US dollar, the euro, the pound sterling, and the Swiss franc. The table illustrates sensitivity in relation to transaction risks. Translation risks have not been taken into account.

	xxxxxxxxxxxx	xxxxxxxxxxxx	xxxxxxxxxxxx
2010	Change in exchange rate	Impact on profit before tax	Impact on equity
CHF m
EUR/CHF	5%	0.1	-

	– 5%	-0.1	-

USD/CHF	5%	0.1	-

	– 5%	-0.1	-

EUR/USD	5%	0.0	-

	– 5%	-0.0	-

GBP/CHF	5%	0.0	-

	– 5%	-0.0	-

GBP/EUR	5%	0.1	-

	– 5%	-0.1	-

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2009	Change in exchange rate	Impact on profit before tax	Impact on equity
CHF m
EUR/CHF	5%	0.1	-

	– 5%	-0.1	-

USD/CHF	5%	0.1	-

	– 5%	-0.1	-

EUR/USD	5%	0.0	-

	– 5%	-0.0	-

GBP/CHF	5%	0.0	-

	– 5%	-0.0	-

GBP/EUR	5%	0.0	-

	– 5%	-0.0	-

Management of interest-rate risks

Interest-rate risks arise from changes in the fair value of interest-bearing assets and liabilities caused by fluctuations in interest rates. The table below shows the sensitivity of profit before tax and of equity to the stated changes in interest rates for cash and cash equivalents and interest-bearing debt.

An average figure has been used for cash and cash equivalents as the final amount is not significant for calculating interest-rate sensitivity. The average was arrived at by taking the arithmetic mean of the initial and final amounts.

2010	Change in interest rate	Impact on profit before tax	Impact on equity
CHF m
EUR	50bp	-0.1	-

	– 50bp	0.1	-

USD	50bp	-0.6	-

	– 50bp	0.6	-

CHF	50bp	0.0	-

	– 50bp	-0.0	-

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2009 CHF m	Change in interest rate	Impact on profit before tax	Impact on equity
EUR	50bp	-0.1	-

	– 50bp	0.1	-

USD	50bp	-0.6	-

	– 50bp	0.6	-

CHF	50bp	0.0	-

	– 50bp	-0.0	-

Management of liquidity risks

The companies need sufficient cash in order to meet their liabilities. IA has sufficient liquidity reserves (as at December 31, 2010, CHF 22.9 million in cash and cash equivalents) to be able to meet its commitments at any time. At present, IA regards a liquidity stock of roughly CHF 20 million as sufficient to meet its payment obligations at all times.

The maturity structure of the existing financial liabilities is shown in the following table. These liabilities correspond to contractually-agreed maturities and represent nominal payment outflows.

As at December 31, 2010	Remaining term to maturity up to	Remaining term to maturity	Remaining term to maturity	Remaining term to maturity
CHF m	1 year	1 – 2 years	2 – 5 years	over 5 years
Liabilities
Liabilities to banks	1.4

Interest-free liabilities	57.4

As at December 31, 2009	Remaining term to maturity up to	Remaining term to maturity	Remaining term to maturity	Remaining term to maturity
CHF m	1 year	1 – 2 years	2 – 5 years	over 5 years
Liabilities
Liabilities to banks	1.9

Interest-free liabilities	55.0

Not included in the table above are liabilities to related parties, which are composed of cash pool payables with short maturities to other Forbo Group companies of CHF 6.2 million in 2010 and CHF 15.9 million in 2009 and of long-term debt to other Forbo Group companies of CHF 158.1 million in 2010 and CHF 154.3 million in 2009. Please refer to Note 22 for further information.

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Management of credit risks

Credit risks arise from the possibility that customers may not be able to meet their agreed commitments. To manage this risk to a sufficient extent, the creditworthiness of the different customers is constantly monitored. Credit risks are diversified through the company’s broad customer base in different segments and geographic regions. With regard to counterparty risk exposure to banks, IA-wide directives stipulate that financial investments and other financial transactions must only be made with first-class banks. Given the credit ratings of these counterparties, IA does not anticipate any defaults.

Capital management

For IA, capital management means both optimizing the combined capital employed and managing equity, which consists of paid-up share capital, reserves, and translation differences. As at December 31, 2010, equity stood at CHF 87.7 million. The capital management objectives are to ensure that IA remains a going concern, to preserve its financial flexibility for investments and to achieve a risk-adjusted return on equity.

Changes in economic condition may require adjustments to IA’s equity. These adjustments can take the form of dividend payments, capital repayments or increases.

35 Events after the balance sheet date

On December 21 2011 Forbo signed an agreement with H.B. Fuller Company for the sale of its industrial adhesives activities, including synthetic polymers, part of its Bonding Systems division, for CHF 370 million. The implementation of the transaction is subject to certain conditions and is expected to take place as soon as March 2012.

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Industrial Adhesives companies

(as at December 31, 2010)

	XXXXXXXXX	XXXXXXXXX	XXXXXXXXX	XXXXXXXXX	XXXXXXXXX
Company	Registered office	Currency	Share capital	Equity interest	Purpose
Belgium

Forbo Adhesives België BVBA	Dendermonde	EUR	61,000	100%	S

Canada

Forbo Adhesives (Canada) Ltd.	Saint John	CAD	3,500,157	100%	MS

Finland

Oy Forbo Adhesives Nordic Ab	Esbo	EUR	25,280	100%	MS

France

Forbo Adhesives France S.A.S.	Surbourg	EUR	1,440,000	100%	MS

Germany

Forbo Adhesives Deutschland GmbH	Pirmasens	EUR	5,120,000	100%	MS

Paul Heinicke GmbH & Co. KG	Pirmasens	EUR	1,023,000	100%	SE

Greece

Forbo Adhesives Greece S.A.I.C	Kallithea (Athens)	EUR	927,656	100%	MS

Hong Kong

Forbo Holding (Hong Kong) Ltd.[1]	Hong Kong	HKD	1,000,000	100%	S

Hungary

Forbo Adhesives Hungary Kft.	Budapest	HUF	3,000,000	100%	S

Ireland

Forbo Adhesives Ireland Ltd.	Dublin	EUR	2,520	100%	S

Italy

Forbo Adhesives Italia S.p.A.	Pianezze (Vicenza)	EUR	416,000	100%	MS

Netherlands

Forbo Adhesives Nederland B.V.	Genderen	EUR	27,600	100%	MS

People’s Republic of China

Forbo Adhesives (Guangzhou) Co., Ltd.	Guangzhou	USD	8,000,000	100%	MS

Forbo Adhesives (Shanghai) Co., Ltd.	Shanghai	USD	1,000,000	100%	MS

Poland

Forbo Adhesives Poland Sp. z o.o.	Warsaw	PLN	50,000	100%	S

Romania

Forbo Adhesives Romania S.R.L.	Oradea	RON	7,077	100%	S

Spain

Forbo Adhesives Spain, S.L.	Mos (Pontevedra)	EUR	6,015,006	100%	MS

Switzerland

Forbo International SA2	Baar	CHF	100,000	100%	SE

Turkey

Forbo Adhesives Ticaret Limited Sirketi	Istanbul	TRY	725,000	100%	S

United Kingdom

Forbo Adhesives UK Ltd.	Chatteris	GBP	100	100%	MS

USA

Forbo Adhesives, LLC	Wilmington, DE	USD	5,000,100	100%	MS

1 Forbo Holding (Hong Kong) Ltd. became Forbo Adhesives Hong Kong Ltd in 2011 an therefore has been included in the 2010 combined financial statements of Industrial Adhesives as presented.

2 Only the CTU branch in Schönenwerd is part of the sale, but not the legal entity.

S	Sales
MS	Manufacturing and Sales
SE	Services

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Report of the auditor

to the board of directors of

Forbo Holding AG

Baar

We have audited the accompanying combined financial statements of Forbo Industrial Adhesives as of 31 December 2010 and 2009 which comprise the combined balance sheets, the combined statements of income, cash flows and changes in equity for the years then ended and notes (pages 2 to 36) The accompanying combined financial statements were prepared solely to assist management in presenting the financial position and results of Forbo Industrial Adhesives in connection with the possible sale of Forbo Industrial Adhesives.

Management’s responsibility for the combined financial statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with International Financial Reporting Standards as promulgated by the IASB. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing and the generally accepted auditing standards in the U.S. Those Standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

PricewaterhouseCoopers Ltd, Birchstrasse 160, Postfach, CH-8050 Zürich, Switzerland

Telephone: +41 58 792 44 00, Facsimile: +41 58 792 44 10, www.pwc.ch

PricewaterhouseCoopers Ltd is a member of a global network of companies that are legally independent of one another.

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We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the accompanying combined financial statements referred to above present fairly, in all material respects the financial position of Forbo Industrial Adhesives as of 31 December 2010 and 2009, and of their financial performance and cash flows and equity for the years then ended in accordance with International Financial Reporting Standards as promulgated by the IASB.

PricewaterhouseCoopers AG
/s/ Daniel Ketterer	/s/ Reto Tognina
Daniel Ketterer	Reto Tognina
Zürich, 24 January 2012

Enclosure:

Combined financial statements (combined balance sheets as of 31 December 2010 and 2009, the related combined statements of income, cash flows and changes in equity for the years then ended and notes)

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